FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNED $7.9 MILLION IN THIRD QUARTER

ATLANTA, GA (October 17, 2013) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported financial results for the three and nine months ended September 30, 2013.
KEY RESULTS

•	Earned $7.9 million in third quarter

•	Completed paydown of 11% Trust Preferred Securities

•	Paid off $48 million of TARP Preferred Stock

•	Return on Average Assets of 1.20%

•	Net Interest Margin increased 17 basis points

•	Re-instated Cash Dividend

•	Organic Loan Growth of 10%, annualized

•	Classified Assets decreased 9%

•	Increased Tangible Book Value by $1.63 or 18%, year over year

Fidelity's Chairman, Jim Miller, said, “Fidelity had another strong quarter, reporting organic loan growth, and a strengthened balance sheet. We continue to take market share in deposits and in lending. Mortgage volume compares favorably to industry which reflects our focus on purchase activity. Indirect lending expanded into Texas and Mortgage added production staff in Virginia.
“We plan to continue our steady growth with more branches, to focus on electronic banking and to further strengthen our lending platforms.”

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	($ in millions, except per share data)
Net Income	$7.9	$9.4	$8.2	$23.8	$19.9

Basic EPS	$0.33	$0.52	$0.49	$1.21	$1.18
Diluted EPS	$0.30	$0.47	$0.44	$1.08	$1.05

	For the Quarter Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(in thousands)
Net income	$7,851	$9,433	$6,491	$5,440	$8,167
Income tax expense	4,298	5,211	3,631	3,088	4,816
Provision for loan losses	1,122	570	3,476	5,243	3,477
Write-down of ORE	1,679	532	1,263	1,152	1,452
Other cost of ORE operations	30	354	940	1,433	1,324
Pre-tax, pre-credit related earnings	14,980	16,100	15,801	16,356	19,236
Less security gains	—	(1)	—	—	(4)
Less acquisition gain	—	—	—	—	(4,012)
Less accretion of FDIC indemnification asset	(93)	(118)	(138)	(150)	(285)
Core operating earnings (1)	$14,887	$15,981	$15,663	$16,206	$14,935
(1) The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, security gains, acquisition gain and indemnification asset accretion because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

Capital
The following table details the Company's and Bank's capital position at September 30, 2013, and June 30, 2013:

	Fidelity Southern Corporation		Fidelity Bank
	September 30, 2013	June 30, 2013	September 30, 2013	June 30, 2013
Tier 1 risk-based capital ratio	12.97%	15.62%	11.91%	11.03%
Total risk-based capital ratio	14.23%	16.88%	13.64%	13.05%
Leverage capital ratio	10.53%	12.96%	9.68%	9.41%
On August 30, 2013, the Company redeemed all of the $48.2 million in shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, originally issued to the U.S. Department of the Treasury under the Troubled Asset Relief Program Capital Purchase Program; and on September 9, 2013, redeemed two series of its trust preferred securities with an aggregate outstanding principal amount of $20.5 million.
Final BASEL III rules were released during the third quarter for all Banks. We are evaluating the final rules to determine how they will impact our capital in future periods.
Asset Quality
The following table provides a comparison of the activity affecting the allowance for loan loss:

	For the Quarter Ended
	September 30, 2013	June 30, 2013	September 30, 2012	YTD 2013	YTD 2012
	($ in thousands)
Net charge-offs	$1,199	$1,721	$1,221	$6,572	$8,969
Net charge-off ratio	0.27%	0.40%	0.27%	0.51%	0.52%
Provision for loan losses	$1,122	$570	$3,477	$5,168	$8,177
The allowance for loan losses at September 30, 2013, was $33.7 million, or 1.83% of total loans, compared to an allowance of $33.3 million, or 1.86% of total loans, at June 30, 2013, and $31.5 million, or 1.80% of total loans, at September 30, 2012.
The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive and exclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate.

	September 30, 2013		December 31, 2012		September 30, 2012
	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans
			($ in thousands)
Nonperforming loans	$61,458	$36,711	$83,681	$57,713	$90,145	$61,854
Classified assets	95,121	89,876	114,857	108,860	121,556	113,454
Allowance for loan losses as a percentage of total loans	1.83%	1.93%	1.92%	2.01%	1.80%	1.91%
Classified items ratio	33.33%	31.50%	44.17%	41.87%	48.31%	45.09%
Nonperforming assets ratio	5.20%	3.56%	6.77%	5.12%	7.62%	5.12%
ORE, net of reserves, decreased $6.4 million to $34.5 million at September 30, 2013, compared to $40.9 million at June 30, 2013. During the third quarter of 2013, $9.5 million of ORE assets were sold while $3.1 million were added.
Nonperforming loans and classified assets have continued to decline due in part to improved credit factors as well as loans moving to ORE and subsequently being sold.
Deposits
Total deposits of $2.169 billion at September 30, 2013, have increased $99.6 million from $2.070 billion as of December 31, 2012, due primarily to a $64.5 million increase in noninterest-bearing demand deposits as the Company continues to focus on core-deposit growth.

	September 30, 2013		June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012
	$	%	$	%	$	%	$	%	$	%
	($ in millions)
Core deposits(1)	$1,742.7	80.4%	$1,704.4	79.1%	$1,659.5	80.6%	$1,666.1	80.5%	$1,595.4	79.6%
Time Deposits > $100,000	352.1	16.2%	363.4	16.9%	356.7	17.4%	346.7	16.8%	348.9	17.4%
Brokered deposits	74.5	3.4%	87.2	4.0%	41.8	2.0%	56.9	2.7%	59.3	3.0%
Total deposits	$2,169.3	100.0%	$2,155.0	100.0%	$2,058.0	100.0%	$2,069.7	100.0%	$2,003.6	100.0%
Quarterly rate on deposits	0.48%		0.50%		0.52%		0.54%		0.55%

(1) Core deposits are transactional, savings, and time deposits under $100,000.
NET INTEREST MARGIN
Net interest margin in the third quarter of 2013 was 3.59%. In spite of the decline in the net interest margin from the third quarter of 2012, net interest income was up $842,000 over the same quarter prior-year and $1.4 million when compared to the three months ended June 30, 2013. The improvement is attributable primarily to declining average balances of and rates on interest-bearing liabilities as discussed in more detail in the Interest Expense section below. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.48% for the third quarter of 2013 compared to 3.31% for the second quarter of 2013.
Net interest margin was 3.59% for the nine months ended September 30, 2013, compared to 3.80% for the same period in 2012. Although the net interest margin decreased, net interest income for the nine months ended September 30, 2013, increased $2.5 million, or 4.1%, to $62.7 million compared to $60.2 million for the same period in 2012 aided by a 12.3% increase in average loan balances. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.42% for the nine months ended September 30, 2013, and 3.66% for the same period in 2012.

INTEREST INCOME
Total interest income for the third quarter of 2013 remained flat at $24.9 million compared to the third quarter of 2012. In a linked-quarter comparison, interest income increased $1.1 million largely attributable to an increase in interest income from mortgage loans held-for-sale as rates increased during the quarter.
For the nine months ended September 30, 2013, total interest income increased $500,000 to $73.8 million compared to $73.3 million for the same period in 2012.
INTEREST EXPENSE
Interest expense for the third quarter of 2013 decreased $847,000, or 19.9%, compared to the same period in 2012 due to a reduction of $374,000 in subordinated debt expense for the third quarter of 2013. This was due in part to $20.6 million of subordinated debt converting from a fixed rate of 6.62% to a lower floating rate as of September 15, 2012. Additionally, the Company repaid $21.1 million of subordinated debt during the quarter with a weighted average rate of 11.0%. Also contributing to the reduction is a decrease in short-term borrowings expense of $381,000 primarily due to a 76 basis point decrease in yield. On a linked-quarter basis, interest expense decreased $340,000, or 9.1% attributable to increased liquidity and lower short-term borrowings resulting from loan sales for the quarter.
For the nine months ended September 30, 2013, interest expense decreased $2.1 million, or 15.8%, to $11.0 million compared to $13.1 million for the same period in 2012. The decrease is primarily the result of a reduction in time deposit expenses of $943,000 together with a decrease of $910,000 in subordinated debt expense due to rate changes and the note pay-offs previously discussed.
NONINTEREST INCOME
For the quarter ended September 30, 2013, noninterest income was $25.8 million compared to $27.1 million in the third quarter of 2012. The decrease is largely attributable to the $4.0 million gain on acquisition recorded in the third quarter of 2012 related to the acquisition of Security Exchange Bank and no gain recorded during the current quarter. Offsetting this decrease is an increase of $3.1 million in mortgage banking activities over the respective period as mortgage servicing impairment charges were $2.3 million lower in the third quarter of 2013.
For the nine months ended September 30, 2013, noninterest income increased $17.3 million, or 28.1%, to $79.1 million compared to $61.8 million for same period in 2012. The increase is attributable to an $18.1 million increase in mortgage banking activities.
Real Estate Lending
Since long-term rates spiked in June, many mortgage lenders have reported reductions of 20% to more than 50% in funded loan volumes for the third quarter. The Company’s 21% decrease in funded loan volume is on the low end as the Company has focused on core purchase mortgage production, has a smaller concentration of wholesale lending and an emphasis on expansion into new markets and penetration of existing markets.
Compared to the same period in prior year, mortgage banking net revenue increased $3.1 million, or 20%. Closed funded loan production was $619 million during Q3 2013, $784 million in Q2 2013 and $617 million in Q3 2012. Mortgage banking revenue was $17.8 million for the quarter ended September 30, 2013, reflecting lower volumes that have been prevalent throughout the industry and amongst our peers.
Positive mortgage production trends were evident as new purchase loans (vs. refinances) accounted for 74% of total funded loan production in Q3 2013. The Company continues to evaluate opportunities to increase market share or enter new markets where future growth is expected.

NONINTEREST EXPENSE
Noninterest expense for the third quarter of 2013 was $34.1 million compared to $31.3 million for the same period in 2012. The increase was driven by a $1.9 million increase in salaries and employee benefits expense together with an $811,000 pay-off premium related to the redemption of the trust preferred securities previously discussed.
For the nine months ended September 30, 2013, noninterest expense was $99.8 million compared to $82.7 million for the same period in 2012. The increase is largely attributable to an increase of $8.5 million in salaries and employee benefits and an increase $6.1 million in higher commissions and increased personnel.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 32 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in eleven Southern and Mid-Atlantic states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2012 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands, except per share data)
RESULTS OF OPERATIONS
Net Interest Income	$21,529	$20,133	$21,075	$20,239	$20,690	$62,737	$60,245
Provision for Loan Losses	1,122	570	3,476	5,243	3,477	5,168	8,177
Non-Interest Income	25,844	28,240	25,047	26,186	27,094	79,131	61,783
Non-Interest Expense	34,102	33,159	32,524	32,654	31,324	99,785	82,743
Income Tax Expense	4,298	5,211	3,631	3,088	4,816	13,140	11,221
Net Income	7,851	9,433	6,491	5,440	8,167	23,775	19,887
Preferred Stock Dividends	(817)	(823)	(823)	(824)	(823)	(2,463)	(2,469)
Net Income Available to Common Shareholders	7,034	8,610	5,668	4,616	7,344	21,312	17,418

PERFORMANCE
Earnings Per Share - Basic (1)	$0.33	$0.52	$0.38	$0.31	$0.49	$1.21	$1.18
Earnings Per Share - Diluted (1)	$0.30	$0.47	$0.33	$0.27	$0.44	$1.08	$1.05
Return on Average Assets	1.20%	1.47%	1.07%	0.88%	1.33%	1.25%	1.15%
Return on Average Equity	12.04%	17.40%	13.53%	11.36%	17.93%	14.20%	15.22%

NET INTEREST MARGIN
Interest Earning Assets	4.15%	4.05%	4.55%	4.56%	4.48%	4.37%	4.77%
Cost of Funds	0.72%	0.77%	0.84%	0.86%	0.90%	0.78%	0.97%
Net Interest Spread	3.43%	3.28%	3.71%	3.49%	3.58%	3.59%	3.80%
Net Interest Margin	3.59%	3.42%	3.77%	3.63%	3.72%	3.59%	3.80%

CAPITAL
Cash Dividends Per Share	$0.02	$—	$—	$—	$—	$0.02	$—
Dividend Payout Ratio	6.06%	—%	—%	—%	—%	1.65%	—%
Tier 1 Risk-Based Capital	12.97%	15.62%	12.22%	12.06%	11.94%	12.97%	11.94%
Total Risk-Based Capital	14.23%	16.88%	13.48%	13.43%	13.41%	14.23%	13.41%
Leverage Ratio	10.53%	12.96%	10.51%	10.18%	9.89%	10.53%	9.89%

AVERAGE BALANCE SHEET
Loans, Net of Unearned Income	$2,129,696	$2,150,917	$2,096,551	$2,044,975	$2,013,423	$2,125,843	$1,893,684
Investment Securities	175,230	170,362	161,861	174,810	188,949	169,199	209,535
Earning Assets	2,393,062	2,379,048	2,281,648	2,230,918	2,225,190	2,351,660	2,130,698
Total Assets	2,599,578	2,578,033	2,468,538	2,454,244	2,442,366	2,549,526	2,308,552
Deposits	2,148,659	2,079,569	2,031,877	2,022,445	1,977,403	2,087,599	1,904,758
Borrowings	166,261	259,616	256,616	211,385	256,617	215,764	205,575
Shareholders' Equity	258,672	217,491	194,559	190,426	181,211	223,809	174,519

STOCK PERFORMANCE
Market Price:
Closing (1)	$15.34	$12.28	$11.33	$9.31	$9.13	$15.34	$9.13
High Close (1)	$15.98	$13.06	$11.63	$9.93	$9.44	$15.98	$9.93
Low Close (1)	$12.56	$10.73	$9.31	$8.54	$8.12	$9.31	$5.43
Daily Average Trading Volume	90,413	52,693	30,591	16,474	20,496	58,118	28,166
Book Value Per Common Share (1)	$10.98	$10.70	$10.03	$9.66	$9.42	$10.98	$9.42
Price to Book Value	1.40	1.15	1.13	0.96	0.97	1.40	0.97
Price to Tangible Book Value	1.41	1.16	1.15	0.98	0.99	1.41	0.99
Tangible Book Value Per Common Share (1)	10.87	10.58	9.86	9.49	9.24	10.87	9.24

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS continued
(UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands)
ASSET QUALITY
Total Non-Performing Loans	$61,458	$72,388	$81,740	$83,681	$90,145	$61,458	$90,145
Total Non-Performing Assets	$97,132	$114,492	$121,666	$125,062	$136,439	$97,132	$136,439
Loans 90 Days Past Due and Still Accruing	$—	$—	$141	$—	—	$—	—
Including Covered Loans:
Non-Performing Loans as a % of Loans	3.36%	4.08%	4.50%	4.71%	5.17%	3.36%	5.17%
Non-Performing assets as a % of Loans Plus ORE	5.20%	6.30%	6.55%	6.88%	7.62%	5.20%	7.62%
ALL to Non-Performing Loans	41.49%	34.49%	29.93%	34.49%	29.93%	41.49%	29.93%
Net Charge-Offs During the Period to Average Loans	0.17%	0.65%	0.65%	0.24%	0.65%	0.47%	1.26%
ALL as a % of Loans, at End of Period	1.83%	1.86%	1.86%	1.92%	1.80%	1.83%	1.55%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	2.08%	2.47%	3.00%	3.40%	3.75%	2.08%	3.75%
Non-Performing assets as a % of Loans Plus ORE	3.56%	4.14%	4.37%	4.74%	5.12%	3.56%	5.12%
ALL to Non-Performing Loans	82.63%	72.82%	60.57%	54.37%	46.55%	82.63%	46.55%
Net Charge-Offs During the Period to Average Loans	0.27%	0.40%	0.86%	0.81%	0.27%	0.51%	0.52%
ALL as a % of Loans, at End of Period	1.93%	1.96%	1.95%	2.01%	1.91%	1.93%	1.91%

OTHER INFORMATION
Non-Interest Income to Revenues	54.55%	58.38%	54.31%	56.40%	56.70%	55.78%	50.63%
End of Period Shares Outstanding (1)	21,240,377	21,062,049	15,131,361	15,062,698	14,907,461	21,240,377	14,907,461
Weighted Average Shares Outstanding - Basic (1)	21,256,668	16,443,910	15,110,569	14,992,816	14,857,482	17,626,229	14,782,947
Weighted Average Shares Outstanding - Diluted (1)	23,622,379	18,481,893	17,125,196	17,004,737	16,825,910	19,773,189	16,605,986
Full-Time Equivalent Employees	865.1	843.1	806.0	774.2	752.6	865.1	752.6

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands, except per share amount)
INTEREST INCOME
Loans, including fees	$23,900	$22,949	$23,944	$23,121	$23,724	$70,793	$69,364
Investment securities	977	910	1,028	1,141	1,208	2,915	3,903
Federal funds sold and bank deposits	53	15	3	5	6	71	28
Total interest income	24,930	23,874	24,975	24,267	24,938	73,779	73,295
INTEREST EXPENSE
Deposits	2,601	2,600	2,627	2,722	2,686	7,828	8,351
Short-term borrowings	73	263	404	425	454	740	881
Subordinated debt	716	868	867	881	1,090	2,451	3,361
Other long-term debt	11	10	2	—	18	23	457
Total interest expense	3,401	3,741	3,900	4,028	4,248	11,042	13,050
Net interest income	21,529	20,133	21,075	20,239	20,690	62,737	60,245
Provision for loan losses	1,122	570	3,476	5,243	3,477	5,168	8,177
Net interest income after provision for loan losses	20,407	19,563	17,599	14,996	17,213	57,569	52,068
NONINTEREST INCOME
Service charges on deposit accounts	1,075	1,020	949	1,122	1,259	3,044	3,572
Other fees and charges	997	975	887	883	841	2,859	2,477
Mortgage banking activities	17,809	20,158	17,795	18,653	14,755	55,762	37,679
Indirect lending activities	2,583	2,781	1,646	1,477	2,164	7,010	4,937
SBA lending activities	647	1,417	1,084	715	2,107	3,148	4,229
Bank owned life insurance	326	326	313	323	330	965	984
Securities gains	—	1	—	—	4	1	307
Other	2,407	1,562	2,373	3,013	5,634	6,342	7,598
Total noninterest income	25,844	28,240	25,047	26,186	27,094	79,131	61,783
NONINTEREST EXPENSE
Salaries and employee benefits	14,424	14,278	14,282	13,341	12,394	42,984	34,490
Commissions	6,019	7,979	6,390	7,545	6,195	20,388	14,273
Furniture and equipment	1,246	950	998	1,046	1,032	3,194	3,003
Net occupancy	1,598	1,341	1,409	1,354	1,360	4,348	3,850
Communication	754	805	760	647	739	2,319	1,999
Professional and other services	2,464	2,271	2,246	2,043	1,992	6,981	6,214
Cost of operation of other real estate	1,709	886	2,203	2,585	2,776	4,798	6,267
FDIC insurance premiums	515	527	526	493	479	1,568	1,424
Other	5,373	4,122	3,710	3,600	4,357	13,205	11,223
Total noninterest expense	34,102	33,159	32,524	32,654	31,324	99,785	82,743
Income before income tax expense	12,149	14,644	10,122	8,528	12,983	36,915	31,108
Income tax expense	4,298	5,211	3,631	3,088	4,816	13,140	11,221
NET INCOME	7,851	9,433	6,491	5,440	8,167	23,775	19,887
Preferred stock dividends and discount accretion	(817)	(823)	(823)	(824)	(823)	(2,463)	(2,469)
Net income available to common equity	$7,034	$8,610	$5,668	$4,616	$7,344	$21,312	$17,418

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.33	$0.52	$0.38	$0.31	$0.49	$1.21	$1.18
Diluted earnings per share	$0.30	$0.47	$0.33	$0.27	$0.44	$1.08	$1.05
Weighted average common shares outstanding-basic	21,256,668	16,443,910	15,110,569	14,992,816	14,857,482	17,626,229	14,782,947
Weighted average common shares outstanding-diluted	23,622,379	18,481,893	17,125,196	17,004,737	16,825,910	19,773,189	16,605,986

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
			($ in thousands)
ASSETS
Cash and cash equivalents	$140,871	$158,837	$40,262	$49,020	$47,366
Investment securities available-for-sale	170,338	163,764	153,285	154,367	165,598
Investment securities held-to-maturity	4,468	4,978	5,523	6,162	6,842
Investment in FHLB stock	6,119	8,594	7,919	7,330	9,760
Loans held-for-sale	216,736	355,017	325,941	304,094	259,659
Loans	1,831,708	1,775,972	1,817,263	1,777,031	1,745,185
Allowance for loan losses	(33,661)	(33,309)	(33,910)	(33,982)	(31,476)
Loans, net of allowance for loan losses	1,798,047	1,742,663	1,783,353	1,743,049	1,713,709
FDIC indemnification asset	17,103	16,542	16,535	20,074	38,225
Premises and equipment, net	41,964	41,843	38,508	37,669	36,519
Other real estate, net	34,493	40,882	38,951	39,756	45,175
Accrued interest receivable	7,670	7,723	8,340	7,995	8,384
Bank owned life insurance	33,575	33,276	32,978	32,693	32,397
Deferred tax asset, net	20,886	22,401	21,248	21,145	16,520
Servicing rights	52,048	44,734	36,529	30,244	24,531
Other assets	23,164	33,979	22,877	23,693	38,109
Total Assets	$2,567,482	$2,675,233	$2,532,249	$2,477,291	$2,442,794

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$448,087	$433,565	$384,869	$383,559	$354,070
Interest-bearing deposits:
Demand and money market	685,437	653,172	632,542	638,582	604,124
Savings	317,997	313,716	331,505	329,223	310,835
Time deposits, $100,000 and over	352,111	363,421	356,661	346,743	348,871
Other time deposits	291,099	303,990	310,581	314,675	326,471
Brokered deposits	74,544	87,183	41,843	56,942	59,303
Total deposits	2,169,275	2,155,047	2,058,001	2,069,724	2,003,674
Federal Funds Purchased	60,000	115,000	100,000	88,500	99,500
Short-term borrowings	18,422	18,641	76,051	37,160	50,889
Subordinated debt	46,393	67,527	67,527	67,527	67,527
Other long-term debt	10,000	10,000	10,000	—	—
Accrued interest payable	959	1,944	1,375	2,093	1,467
Other liabilities	29,133	33,972	19,994	19,399	32,236
Total Liabilities	2,334,182	2,402,131	2,332,948	2,284,403	2,255,293

SHAREHOLDERS' EQUITY
Preferred stock	—	47,785	47,564	47,344	47,123
Common stock	156,156	153,107	84,777	82,499	79,855
Accumulated other comprehensive gain, net of tax	1,723	1,475	3,376	3,545	4,242
Retained earnings	75,421	70,735	63,584	59,500	56,281
Total shareholders’ equity	233,300	273,102	199,301	192,888	187,501
Total Liabilities and Shareholders’ Equity	$2,567,482	$2,675,233	$2,532,249	$2,477,291	$2,442,794
Book Value Per Common Share	$10.98	$10.70	$10.03	$9.66	$9.42
Shares of Common Stock Outstanding (1)	21,240,377	21,062,049	15,131,361	15,062,698	14,907,461

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Commercial	$512,875	$507,188	$517,203	$509,243	$500,232
SBA loans	133,867	131,771	126,435	121,428	102,482
Total Commercial and SBA Loans	646,742	638,959	643,638	630,671	602,714
Construction	99,379	100,986	94,651	89,924	94,468
Indirect loans	942,217	904,098	959,471	930,232	921,400
Installment loans	14,270	15,557	13,824	18,774	14,226
Total Consumer Loans	956,487	919,655	973,295	949,006	935,626
First Mortgage Loans	51,807	41,815	38,501	37,785	40,215
Second Mortgage Loans	77,293	74,557	67,178	69,645	72,162
Total Mortgage Loans	129,100	116,372	105,679	107,430	112,377
Loans	1,831,708	1,775,972	1,817,263	1,777,031	1,745,185

Loans Held-For-Sale:
Originated Residential Mortgage	174,409	309,175	281,839	253,108	212,714
SBA	7,327	10,842	14,102	20,986	16,945
Indirect Auto	35,000	35,000	30,000	30,000	30,000
Total Loans Held-For-Sale	216,736	355,017	325,941	304,094	259,659
Total Loans	$2,048,444	$2,130,989	$2,143,204	$2,081,125	$2,004,844

Non-Covered Loans	$1,768,384	$1,691,258	$1,743,092	$1,699,892	$1,648,678
Covered Loans	63,324	84,714	74,171	77,139	96,507
Loans Held-For-Sale	216,736	355,017	325,941	304,094	259,659
Total Loans	$2,048,444	$2,130,989	$2,143,204	$2,081,125	$2,004,844

DEPOSITS, BY CATEGORY
(UNAUDITED)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Noninterest-Bearing Demand	$448,087	$433,565	$384,869	$383,559	$354,070
Interest Bearing Deposits:
Interest-Bearing Demand / Money Market	685,437	653,172	632,542	638,582	604,124
Savings	317,997	313,716	331,505	329,223	310,835
Time Deposits $100,000 and Over	352,111	363,421	356,661	346,743	348,871
Other Time Deposits	291,099	303,990	310,581	314,675	326,471
Brokered Deposits	74,544	87,183	41,843	56,942	59,303
Total Deposits	$2,169,275	$2,155,047	$2,058,001	$2,069,724	$2,003,674

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	Three Months Ended					Nine Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	September 30, 2013	September 30, 2012
	($ in thousands)
Balance at Beginning of Period	$33,309	$33,910	$33,982	$31,476	$27,205	$33,982	$27,956
Net Charge-Offs (Recoveries):
Commercial, Financial, and Agricultural	335	164	2,416	421	41	2,915	1,048
SBA	108	559	56	271	103	723	184
Real Estate Construction	(241)	40	118	(78)	(31)	(83)	4,673
Real Estate Mortgage	67	27	393	30	23	487	372
Consumer Installment	930	931	669	3,026	1,085	2,530	2,692
Total Net Charge-Offs	1,199	1,721	3,652	3,670	1,221	6,572	8,969
Provision for Loan Losses	1,122	570	3,476	5,243	3,477	5,168	8,177
Indemnification - Covered Loans	429	550	104	933	2,015	1,083	4,312
Balance at End of Period	$33,661	$33,309	$33,910	$33,982	$31,476	$33,661	$31,476

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net	0.27%	0.40%	0.86%	0.81%	0.27%	0.51%	0.52%
Allowance for Loan Losses as a Percentage of Loans	1.83%	1.86%	1.86%	1.92%	1.80%	1.83%	1.80%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	1.93%	1.96%	1.95%	2.01%	1.91%	1.93%	1.91%
NONPERFORMING ASSETS
(UNAUDITED)

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Non-Covered Nonperforming Assets
Nonaccrual Loans	$36,711	$41,757	$52,220	$57,713	$61,854
Repossessions	1,181	1,222	975	1,625	1,119
Other Real Estate	26,016	28,342	24,048	22,429	22,573
Total Non-Covered Nonperforming Assets	$63,908	$71,321	$77,243	$81,767	$85,546
*** Includes SBA Guaranteed Amounts of Approximately	$13,115	$14,379	$16,668	$12,085	$8,742
Non-Covered Loans Past Due 90 Days or More and Still Accruing	$—	$—	$141	$—	$—
Non-Covered Loans 30-89 Days Past Due	$7,915	$6,197	$12,152	$5,028	$7,077
Ratio of Non-Covered Loans Past Due 90 Days or More and Still Accruing to Total Non-Covered Loans	—%	—%	0.01%	—%	—%
Ratio of Non-Covered Loans 30-89 Days Past Due to Total Non-Covered Loans	0.45%	0.37%	0.70%	0.30%	0.43%
Ratio of Non-Covered Nonperforming Assets to Total Non-Covered Loans, ORE, and Repossessions	3.56%	4.14%	4.37%	4.74%	5.12%
Covered Nonperforming Assets
Nonaccrual Loans	$24,747	$30,631	$29,520	$25,968	$28,291
Other Real Estate	8,477	12,540	14,903	17,327	22,602
Covered Nonperforming Assets	$33,224	$43,171	$44,423	$43,295	$50,893
Classified Assets
Classified Loans	$95,121	$101,919	$112,036	$114,857	$121,556
ORE and Repossessions	35,674	42,104	39,926	41,381	46,294
Total Classified Assets	$130,795	$144,023	$151,962	$156,238	$167,850

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Average loans outstanding	$957,737	$947,351	$953,722	$966,082	$990,061
Past due loans:
$ amount of indirect loans past due	$929	$1,360	$1,159	$1,262	$1,095
# of indirect loans past due	130	173	162	197	167
Net charge-offs	$908	$909	$667	$989	$777
# of repossessed vehicles	177	181	151	181	162
Non-performing loans	$925	$594	$872	$982	$550
30+ day performing delinquency rate	0.11%	0.14%	0.12%	0.14%	0.11%
Net charge-off rate	0.34%	0.33%	0.28%	0.37%	0.31%
Average beacon score	752	755	742	747	751
Production by State:
Alabama	$22,599	$16,576	$16,847	$14,322	$18,261
Arkansas	13,757	7,728	4,760	3,514	3,633
North Carolina	19,292	18,750	15,226	11,828	14,088
South Carolina	10,322	10,180	7,550	6,356	9,324
Florida	77,873	72,676	67,243	59,782	66,264
Georgia	44,171	38,203	42,218	34,484	41,182
Mississippi	23,292	19,626	20,148	16,990	19,826
Tennessee	17,122	19,347	14,858	8,674	13,817
Virginia	11,877	10,339	8,601	6,241	8,882
Total production by State	$240,305	$213,425	$197,451	$162,191	$195,277
Outstanding by State:
Alabama	8.93%	8.89%	9.22%	9.29%	9.34%
Arkansas	2.37%	1.42%	0.81%	0.52%	0.30%
North Carolina	8.30%	8.37%	8.31%	8.41%	8.54%
South Carolina	3.34%	3.26%	2.99%	2.94%	2.93%
Florida	32.80%	33.07%	33.41%	33.40%	32.89%
Georgia	24.38%	25.76%	27.11%	28.45%	29.69%
Mississippi	8.48%	7.92%	7.50%	6.81%	6.11%
Tennessee	7.87%	8.19%	7.95%	7.85%	8.11%
Virginia	3.53%	3.12%	2.70%	2.33%	2.09%
Total outstanding serviced by State	100.00%	100.00%	100.00%	100.00%	100.00%
Loan sales	$93,602	$152,418	$58,073	$48,166	$106,200
Yield	3.71%	3.85%	4.00%	4.06%	4.17%

INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	(in thousands)
Servicing income, net	$1,186	$1,012	$834	$926	$828
Marketing gain, net	1,397	1,769	812	551	1,336
Total indirect lending activities	$2,583	$2,781	$1,646	$1,477	$2,164

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
	($ in thousands)
Average loans outstanding	$167,655	$297,024	$284,910	$257,740	$225,912
Average servicing outstanding	$3,953,760	$3,239,672	$2,817,771	$2,425,493	$2,022,906
% of loan production for purchases	74.13%	58.30%	36.78%	34.45%	45.59%
% of loan production for refinance loans	25.87%	41.70%	63.22%	65.55%	54.41%
Production by State:
Georgia	$353,187	$427,815	$392,749	$498,542	$401,941
Florida	17,807	24,025	15,862	26,789	14,902
Virginia	151,573	167,099	111,126	126,901	64,500
Total retail	522,567	618,939	519,737	652,232	481,343
Wholesale	96,773	165,022	136,508	150,648	136,122
Total production	$619,340	$783,961	$656,245	$802,880	$617,465
Loan sales	$753,196	$756,224	$634,074	$701,018	$572,492
Yield	4.38%	3.15%	3.43%	3.58%	3.69%

MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
			(in thousands)
Servicing income, net	$9,908	$9,507	$7,836	$7,298	$2,688
Marketing gain, net	4,095	6,439	6,507	7,476	8,405
Origination points and fees	3,806	4,212	3,452	3,879	3,662
Total mortgage banking activities	$17,809	$20,158	$17,795	$18,653	$14,755

Non-cash items:
Capitalized MSR, net	$7,367	$5,934	$4,467	$4,991	$3,586
Valuation on MSR	138	1,551	1,609	702	(2,138)
Mark to market adjustments	2,605	(6,634)	(2,345)	(3,810)	3,454
Total non-cash items	$10,110	$851	$3,731	$1,883	$4,902

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	Nine Months Ended
	September 30, 2013			September 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	($ in thousands)
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,118,424	$70,615	4.46%	$1,888,844	$69,261	4.90%
Tax-exempt (1)	7,419	274	4.94%	4,840	158	4.37%
Total loans	2,125,843	70,889	4.46%	1,893,684	69,419	4.90%
Investment securities:
Taxable	152,611	2,411	2.11%	189,884	3,309	2.33%
Tax-exempt (2)	16,588	776	6.26%	19,651	915	6.22%
Total investment securities	169,199	3,187	2.52%	209,535	4,224	2.69%
Interest-bearing deposits	55,352	71	0.17%	26,607	27	0.14%
Federal funds sold	1,266	—	0.05%	872	—	0.06%
Total interest-earning assets	2,351,660	74,147	4.37%	2,130,698	73,670	4.77%
Noninterest-earning:
Cash and due from banks	15,097			14,029
Allowance for loan losses	(33,447)			(27,752)
Premises and equipment, net	40,243			32,959
Other real estate	39,038			34,758
Other assets	136,935			123,860
Total assets	$2,549,526			$2,308,552
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$633,817	$1,300	0.27%	$573,609	$1,185	0.28%
Savings deposits	321,344	1,017	0.42%	351,358	815	0.31%
Time deposits	725,275	5,511	1.02%	663,003	6,351	1.28%
Total interest-bearing deposits	1,680,436	7,828	0.62%	1,587,970	8,351	0.70%
Federal funds purchased	30,703	174	0.76%	25,020	151	0.81%
Securities sold under agreements to repurchase	14,924	15	0.14%	12,738	21	0.22%
Other short-term borrowings	96,877	551	0.76%	75,272	709	1.26%
Subordinated debt	65,824	2,451	4.98%	67,527	3,361	6.65%
Long-term debt	7,436	23	0.41%	25,018	457	2.44%
Total interest-bearing liabilities	1,896,200	11,042	0.78%	1,793,545	13,050	0.97%
Noninterest-bearing:
Demand deposits	407,163			316,788
Other liabilities	22,354			23,700
Shareholders’ equity	223,809			174,519
Total liabilities and shareholders’ equity	$2,549,526			$2,308,552
Net interest income/spread		$63,105	3.59%		$60,620	3.80%
Net interest margin			3.59%			3.80%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $96,000 and $55,400, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $271,700 and $320,100, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	Three Months Ended
	September 30, 2013			September 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	($ in thousands)
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,121,371	$23,830	4.46%	$2,008,642	$23,689	4.69%
Tax-exempt (1)	8,325	107	5.11%	4,781	54	4.48%
Total loans	2,129,696	23,937	4.46%	2,013,423	23,743	4.69%
Investment securities:
Taxable	159,835	817	2.03%	169,569	1,015	2.38%
Tax-exempt (2)	15,395	248	6.38%	19,380	298	6.12%
Total investment securities	175,230	1,065	2.41%	188,949	1,313	2.76%
Interest-bearing deposits	86,433	53	0.24%	21,990	4	0.09%
Federal funds sold	1,703	—	0.05%	828	—	0.06%
Total interest-earning assets	2,393,062	25,055	4.15%	2,225,190	25,060	4.48%
Noninterest-earning:
Cash and due from banks	17,044			13,623
Allowance for loan losses	(33,419)			(26,944)
Premises and equipment, net	41,675			36,125
Other real estate	39,311			40,791
Other assets	141,905			153,581
Total assets	$2,599,578			$2,442,366
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$652,779	$459	0.28%	$616,783	$435	0.28%
Savings deposits	315,033	312	0.39%	320,766	272	0.34%
Time deposits	732,999	1,830	0.99%	688,741	1,979	1.14%
Total interest-bearing deposits	1,700,811	2,601	0.61%	1,626,290	2,686	0.66%
Federal funds purchased	—	—	—%	51,388	102	0.79%
Securities sold under agreements to repurchase	18,625	6	0.13%	11,207	6	0.21%
Other short-term borrowings	75,163	67	0.35%	123,234	346	1.11%
Subordinated debt	62,473	716	4.55%	67,527	1,090	6.42%
Long-term debt	10,000	11	0.41%	3,261	18	2.24%
Total interest-bearing liabilities	1,867,072	3,401	0.72%	1,882,907	4,248	0.90%
Noninterest-bearing:
Demand deposits	447,848			351,113
Other liabilities	25,986			27,135
Shareholders’ equity	258,672			181,211
Total liabilities and shareholders’ equity	$2,599,578			$2,442,366
Net interest income/spread		$21,654	3.43%		$20,812	3.58%
Net interest margin			3.59%			3.72%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $37,500 and $18,800, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $96,600 and $104,300, respectively.